EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Tube City IMS Corporation (the “Company”) on Form 10-Q for the period ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Daniel E. Rosati, Senior Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DANIEL E. ROSATI
Daniel E. Rosati
Senior Vice President, Chief Financial Officer and Treasurer
Tube City IMS Corporation
November 1, 2007

A signed original of this written statement required by Section 906 has been provided to Tube City IMS Corporation and will be retained by Tube City IMS Corporation and furnished to the Securities and Exchange Commission or its staff upon request.